                            SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_] Preliminary Proxy Statement

[X] Definitive Proxy Statement

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12

                               CUBIC CORPORATION
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

                               CUBIC CORPORATION
- --------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (check the appropriate box):

[X] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).

[_] $500 per each party to the controversy pursuant to Exchange Act Rule
    14a-6(i)(3).

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

        ________________________________________________________________________

    (2) Aggregate number of securities to which transaction applies:

        ________________________________________________________________________

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:*

        ________________________________________________________________________

    (4) Proposed maximum aggregate value of transaction:

        ________________________________________________________________________
- --------
*Set forth the amount on which the filing fee is calculated and state how it was determined.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount previously paid:_________________________________________________

    (2) Form, Schedule or Registration Statement No.:___________________________

    (3) Filing Party:___________________________________________________________

    (4) Date Filed:_____________________________________________________________

Notes:

                                      LOGO
                               CUBIC CORPORATION

                           PRINCIPAL EXECUTIVE OFFICE
                               9333 BALBOA AVENUE
                          SAN DIEGO, CALIFORNIA 92123

To Cubic Shareholders:

  Cubic Corporation's 1995 Annual Meeting will be held in the Crystal Room at the Handlery Hotel & Country Club, at 950 Hotel Circle North, San Diego, California 92108, on February 14, 1995, at 10:30 a.m. Pacific Standard Time. The formal notice and proxy statement follow.

  The Directors and Officers of the Corporation invite your attendance at the meeting. Whether or not you plan to attend the meeting, however, we would appreciate your completing and returning the accompanying proxy which, of course, may be revoked at any time before it is used.

  The Corporation's 1994 Annual Report is enclosed herewith.

                                        Sincerely yours,

                                        /s/ Walter J. Zable

                                        Walter J. Zable
                                        Chairman of the Board

January 13, 1995

                 TO ENSURE YOUR REPRESENTATION AT THE MEETING,
                      PLEASE DATE, SIGN AND MAIL PROMPTLY
                         THE ENCLOSED PROXY, FOR WHICH
                         A RETURN ENVELOPE IS PROVIDED.


                                      LOGO
                               CUBIC CORPORATION

                            NOTICE OF ANNUAL MEETING

  The Annual Meeting of Shareholders of Cubic Corporation will be held in the Crystal Room at the Handlery Hotel & Country Club, at 950 Hotel Circle North, San Diego, California 92108, on February 14, 1995, at 10:30 a.m., Pacific Standard Time, for the following purposes:

    1. To elect seven Directors for the ensuing year.

    2. To transact such other business as may properly come before the meeting.

  Shareholders of record at the close of business on January 6, 1995 will be entitled to vote at the meeting. The transfer books will not be closed.

                                   By Order of the Board of Directors

                                   /s/ William C. Stewart, Jr.

                                   William C. Stewart, Jr.
                                   Secretary


San Diego, California
January 13, 1995

                                      LOGO
                               CUBIC CORPORATION

                           PRINCIPAL EXECUTIVE OFFICE
                               9333 BALBOA AVENUE
                          SAN DIEGO, CALIFORNIA 92123

                                PROXY STATEMENT

  Proxies in the form enclosed with this statement are solicited by the Board of Directors of Cubic Corporation for use at the Annual Meeting of Shareholders of the Corporation to be held in San Diego, California, on February 14, 1995. Execution of a proxy will not in any way affect a shareholder's right to attend the meeting and vote in person, and any shareholder giving a proxy has the right to revoke it at any time before it is exercised by filing with the Secretary of the Corporation a written revocation or duly executed proxy bearing a later date. The Proxy will be suspended if the shareholder is present at the meeting and elects to vote in person.

                      OUTSTANDING SHARES AND VOTING RIGHTS

  The voting securities of the Corporation consist of its Common Stock, without Par Value, of which 5,987,474 shares are outstanding at December 20, 1994 (after deducting 1,938,140 shares held as Treasury Shares).

  Only shareholders of record on the books of the Corporation at the close of business on January 6, 1995 will be entitled to vote at the meeting. Each such holder of common shares is entitled to one vote for each said share. Votes will be counted by Inspector of Elections. Abstentions, broker-nonvotes and proxies without authority to vote will not be counted in votes cast.

  The approximate date on which the proxy statement and form of proxy are first being sent or given to security holders is January 13, 1995.

                             ELECTION OF DIRECTORS

  Seven Directors comprise the authorized membership of the Board of Directors of the Corporation. Seven Directors are to be elected by a plurality vote at the Annual Meeting, each to hold office for the term of one year and until his successor is elected. Proxy holders will, unless authorization to do so is withheld, vote the proxies received by them for the reelection of the following Directors, now in office, in accordance with this proxy authorization, reserving the right, however, to distribute their votes of uncommitted proxies among the management nominees in their discretion.

                          IDENTIFICATION OF DIRECTORS

  Walter J. Zable, 79, Director since 1951. Chairman of the Board, President and Chief Executive Officer, and Chairman of the Executive Committee.

  Walter C. Zable, 48, Director since 1976. Vice Chairman of the Board, Member of the Executive Committee, and Vice President. President of Cubic Automatic Revenue Collection Group, a wholly-owned subsidiary. Formerly performed various management functions at the Corporation's former subsidiary, United States Elevator Corp.

  Jackson D. Arnold, 82, Director since 1974. Retired Admiral United States Navy, Member of the Audit and Compliance, the Executive, and the Executive Compensation Committees.

  Thomas P. Moran, 76, Director since 1957. Chairman of the Audit and Compliance Committee; Member of the Nominating Committee and the Executive Compensation Committee. Attorney at Law. Former member of the California State Public Utilities Commission.

  Robert T. Monagan, 74, Director since 1986. Chairman of the Executive Compensation Committee and Member of the Nominating Committee. Former President of the California Manufacturers Association. Chairman of the California State World Trade Commission. Former Speaker of the California State Assembly. Director of Delta Dental and Sutter Health Systems.

  Raymond E. Peet, 74, Director since 1987. Retired Vice Admiral United States Navy, Member of the Executive and the Nominating Committees. Member of Board of Consultants to the Comptroller General of the United States, Past Chairman of the Board of Overseers of the University of California at San Diego, and Director of the Price Real Estate Investment Trust.

  Richard G. Duncan, 85, Director since 1991. Member of the Nominating and the Audit and Compliance Committees. Retired Executive Vice President of Dun & Bradstreet, Inc., President of its Business Information Division, and member of its Board of Directors. Retired Director of Provident Savings Bank, Riverside, California.

                    BOARD OF DIRECTORS AND BOARD COMMITTEES

  During the fiscal 1994, five meetings of the Board of Directors were held. Each of the incumbent Directors attended 75% or more of the aggregate of (1) the total number of Board meetings and (2) the total number of meetings held by all Board Committees on which he served. Outside Directors, other than Jackson
D. Arnold and Raymond E. Peet, are paid fees of $1,500 for attendance at each meeting of the Board and $1,000 for attendance at each meeting of any Committee of which a Director is a Member. Jackson D. Arnold and Raymond E. Peet each receive a flat annual fee of $12,000 because of their more extensive services as Members of the Executive Committee. Salaried employees of the Corporation who are Directors are not separately compensated for their services as Directors, but all Directors are reimbursed for travel expenses, if incurred, for attendance at meetings.

AUDIT AND COMPLIANCE COMMITTEE

  Members of this Committee are Thomas P. Moran, Chairman, Jackson D. Arnold, and Richard G. Duncan. It held two meetings during the fiscal year. The Committee advises and assists the Corporation's Chief Financial Officer in making periodic overall reviews of the Corporation's internal controls and financial statements, meets periodically with the Corporation's independent auditors to discuss their audit activities and recommends to the Board of Directors independent auditors for appointment for the Corporation's annual audit, and advises and provides oversight of the Corporation's Internal Audit activities and other programs.

EXECUTIVE COMPENSATION COMMITTEE

  Members of this Committee are Robert T. Monagan, Chairman, Jackson D. Arnold and Thomas P. Moran. It held one meeting during fiscal 1994. The Committee approves salary and/or other compensation adjustments for the benefit of the Corporation's Officers.

NOMINATING COMMITTEE

  Members of the Committee are Thomas P. Moran, Robert T. Monagan, Raymond E. Peet and Richard G. Duncan. No meetings were held during fiscal 1994. The Committee will not consider security holder nominations.

OWNERSHIP OF COMMON STOCK

  The following table sets forth information with respect to persons known to the Corporation to be the beneficial owner of more than 5% of the Corporation's outstanding Common Stock (after deduction of Treasury Shares):

                                                            AMOUNT                  PERCENT
         TITLE                                           BENEFICIALLY                 OF
        OF CLASS          NAME AND ADDRESS                  OWNED                    OWNED
        --------          ----------------               ------------               -------
        Common            Walter J. Zable                 2,452,891                 40.97%
                          P. O. Box 1525
                          Rancho Santa Fe
                          California 92067

  The following table sets forth information with respect to beneficial ownership of the Corporation's Common Stock by Directors and all Officers and Directors as a group as of December 20, 1994. In each case where such number of shares exceeds 1% of the securities of such class outstanding on the record date (after deduction of Treasury Shares), the percentage of such class is indicated in parentheses. Except as indicated, each individual named has sole investment and voting power with respect to the securities shown.

                                                                      AMOUNT
                                                                   BENEFICIALLY
                                                                       OWNED
                                                                    DIRECTLY OR
      NAME                                                         INDIRECTLY**
      ----                                                         -------------
      Walter J. Zable (40.97%)*................................... 2,452,891***
      Raymond E. Peet.............................................     2,000
      Jackson D. Arnold...........................................     8,802
      Richard G. Duncan...........................................       800
      Walter C. Zable.............................................    54,142****
      Robert T. Monagan...........................................       500
      Thomas P. Moran.............................................       100
      All Officers and Directors
       as a Group (18) (42.20%)................................... 2,526,744

- --------

   * By virtue of his beneficial share ownership, Mr. Zable may be deemed to be a "Control" person of the Corporation as that term is described under the Securities Exchange Act of 1934.

  ** All shares of common stock indicated as being beneficially owned are owned directly except for Walter J. Zable and Walter C. Zable.

 *** Walter J. Zable's shares are beneficially owned through Trusts and a public benefit charitable corporation, the terms of which establish sole voting power in Mr. Zable.

**** A portion of the shares of Walter C. Zable are owned indirectly through a Trust, the terms of which establish sole voting power in Mr. Zable.

  Walter C. Zable is the son of Walter J. Zable.

  Although it is not contemplated that any nominee will be unable to serve as a Director, in such event the proxies will be voted by the proxy holders for such other persons as may be designated by the Board of Directors.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

  The following table sets forth all cash compensation paid for services rendered in all capacities to the Corporation and its subsidiaries during or with respect to the 1994 fiscal year to the Chief Executive Officer and the four most-highly compensated Executive Officers of the Corporation whose compensation exceeded $100,000:

                                                     ANNUAL COMPENSATION
                                                -----------------------------
                                                  BASE           OTHER ANNUAL  LONG TERM
     NAME                POSITION                SALARY   BONUS  COMPENSATION COMPENSATION
     ----                --------               -------- ------- ------------ ------------
                                                  (A)      (B)       (C)          (D)
W. J. Zable      Chairman of the Board,    1994 $500,000 $75,000   $44,080      $95,000
                  President and            1993 $506,710 $75,000   $44,120      $95,000
                  Chief Executive Officer  1992 $583,946 $75,000   $39,628
W. W. Boyle      Vice President of Finance 1994 $249,908 $30,000   $26,405
                  and Chief Financial      1993 $230,000 $30,000   $26,395
                  Officer                  1992 $233,658 $30,000   $24,704
R. L. deKozan    Vice President of Cubic   1994 $242,839 $35,000   $21,892
                  Corp. Chairman of the    1993 $223,500 $35,000   $21,932
                  Board of CARCG*          1992 $226,640 $35,000   $20,817
W. C. Zable      Vice Chairman of the      1994 $230,577 $25,000   $32,953
                  Board & Vice President   1993 $219,946 $25,000   $32,993
                  of Cubic Corp.           1992 $223,458 $25,000   $33,131
                  President of CARCG*
W. E. Fairbanks  Group Vice President      1994 $198,850 $30,000   $ 8,993
                  Defense                  1993 $153,638 $30,000        $0
                                           1992       $0      $0        $0

- --------
*Cubic Automatic Revenue Collection Group (Subsidiary)

(A) Amounts shown include cash compensation earned and received as well as earned and deferred at the election of the Officers.
(B) Amounts shown include bonus cash compensation earned for each fiscal year whether received or deferred at the election of the Officer.

(C) Amounts shown reflect the individual's interest in the Corporation's contribution for fiscal 1994 to the Corporation's Employees' Profit Sharing Plan, premiums for executive life insurance coverage in accordance with I.R.S. tables, and automobile allowances.

(D) The split-dollar insurance plan, described below, initiated for the benefit of the shareholders, requires the Officer to make contributions toward acquisition of the life insurance. In October 1992, to offset the cost, including taxes, of the insurance contribution by Mr. Zable, the Board of Directors adopted a supplemental executive compensation program under the terms of which a predetermined sum would be paid annually. The amounts set forth above are the annual payments under this program. Payments may be discontinued at any time by the Board of Directors.

  The remuneration shown for the named individuals includes deferred compensation under the Corporation's Deferred Compensation Plan. Under the Plan, selected key employees of the Corporation, including Officers, may defer all or any part of their compensation until termination of employment with the Corporation. The deferred compensation is held in the general funds of the Corporation and credited to the account of the employee. Each account is credited with interest at the rate set by the Secretary of the United States Treasury.

  The Corporation provides all full-time employees with life insurance coverage up to $50,000, depending on their rate of compensation, and executives of the Corporation with $150,000 of life insurance. In addition, executives are provided, at their option, with additional life insurance in an amount of 1, 2, 3, or 4 times the executive's salary, at the executive's option, up to a total maximum of $500,000, all of the premiums for such additional insurance being paid solely by each electing executive. Currently, premiums not paid by the executive for all life insurance coverage are treated as compensation to those executives in accordance with Internal Revenue Service Tables, and are included in the cash compensation shown.

  The remuneration shown for the named individuals includes their interest in the Corporation's contribution for fiscal 1994 to the Corporation's Employees' Profit Sharing Plan. The Plan is for employees of the Corporation and its subsidiaries. The amount of the Corporation's annual contribution is determined by the Board of Directors in its sole discretion. The Plan also allows employees to make voluntary contributions of up to 10% of their compensation to the Plan. Employees, including executives, are permitted, pursuant to the provisions of the Plan, to defer pre-tax up to 10% of their compensation up to a maximum amount allowed by the Internal Revenue Code depending upon the amount of that compensation in addition to the after-tax contributions referred to above. These pre-tax deferrals made by the named individuals are also included in the compensation shown above. The Corporation's annual and the employee's voluntary contributions to the Plan are made to various funds held by an insurance company. Each employee is given investment discretion over the voluntary contributions allocated to his or her account.

  The compensation shown does not include contributions by the Corporation under its non-contributory Employees' Pension Plan because the amount of such contributions in respect to a specified person are not and cannot be readily calculated. Additional information regarding the Corporation's Employees' Pension Plan is set forth below:

  The Corporation maintains a defined benefit Pension Plan for most of its employees and the employees of its subsidiaries. The Corporation's contributions to its Plan are distributed to various funds held by an insurance company and are determined for the total of all participants covered by the Plan. Therefore, the amount of contribution in respect to a specified person is not and cannot be readily calculated. The Corporation's contribution to the Plan for 1994 amounts to approximately 2.0% of the participants' remuneration. Generally, all participants in the Plan earn the right to receive a monthly pension at the normal retirement date at age 65 in an amount equal to 1/12th of 3/4ths of 1% of their earnings including bonuses since 1974. Most Officers and Directors of the Corporation who are salaried have been participants and have been credited with years of service for each year since the Plan has been in existence. Most regular employees, including Officers, participate in the non-contributory Pension Plan of the Corporation, subject to the terms and conditions of the Plan. The benefits to be paid under the Pension Plan are not subject to adjustments for Social Security benefits or other offsets.

         ESTIMATED ANNUAL BENEFITS UNDER THE CUBIC CORPORATION PENSION
                                      PLAN
        ----------------------------------------------------------------------------------
          AVERAGE              AT RETIREMENT AGE OF 65 YEARS OF SERVICE
           ANNUAL           ------------------------------------------------------------------
        COMPENSATION          10                20                30                40
        ------------        -------           -------           -------           -------
          $ 50,000          $ 3,750           $ 7,500           $11,250           $15,000
           100,000            7,500            15,000            22,500            30,000
           150,000           11,250            22,500            33,750            45,000
           200,000           15,000            30,000            45,000            60,000

  The years of credited service in the Corporation's Pension Plan for the listed individuals are: 45 years for W. J. Zable, 34 years for R. L. deKozan, 32 years for W. C. Zable, 12 years for W. W. Boyle, and 2 years for W. E. Fairbanks.

  The Corporation also provided to certain Executive Officers certain normal management fringe benefits, including financial counseling and club memberships, which are not included in the above Table. An undetermined part of these benefits might have been used for personal purposes in an amount which cannot be reasonably determined. It has been concluded that the aggregate amounts of any such benefits are not material and do not, in any event, exceed the lesser of $50,000 or 10% of the compensation reported as to each person specified and, in any case, the aggregate amount of such other compensation is the lesser of $25,000 times the number of persons in the group or 10% of the compensation reported above for the group.

  In October 1992, a trust, established by the principal shareholders of the Corporation, Mr. and Mrs. Walter J. Zable, entered into an agreement with the Corporation whereby the Corporation agreed to make advances of premiums payable on a split-dollar life insurance policy purchased by the trust on the life of Mrs. Zable. The agreement is so designed that if the assumptions made as to mortality experience, policy dividends and other factors are realized, at the demise of Mrs. Zable the Corporation will recover all of its insurance premium payments as well as other costs associated with the policy. The advances are secured by a collateral assignment of the policy to the Company. The agreement is intended to prevent the possibility of a large block of the Corporation's common shares being put on the market, to the detriment of the share price, in order for the beneficiaries to pay estate taxes. The Corporation may cause the agreement to be terminated and the policy to be surrendered at any time.

  In the first quarter of fiscal 1994, the Corporation loaned $1.6 million to Walter J. Zable, its Chairman and principal shareholder. The loan accrued interest at a rate higher than the Corporation earned on its short-term investments during the time the loan was outstanding. Subsequent to September 30, 1994, the loan was repaid.

PERFORMANCE GRAPH

                 COMPARISON OF 5-YEAR CUMULATIVE TOTAL RETURN
         OF CUBIC CORPORATION, INDUSTRY INDEX AND BROAD MARKET INDEX

                        PERFORMANCE GRAPH APPEARS HERE

                                                            BROAD
Measurement Period           CUBIC             INDUSTRY     MARKET
(Fiscal Year Covered)        CORPORATION       INDEX        INDEX
- ---------------------        ---------------   ---------    ----------
Measurement Pt-10/01/1989    $100.00           $100.00      $100.00
FYE 09/30/1990               $ 96.36           $ 81.24      $ 87.37
FYE 09/30/1991               $112.00           $102.20      $114.30
FYE 09/30/1992               $ 89.20           $110.93      $122.04
FYE 09/30/1993               $130.72           $149.78      $144.09
FYE 09/30/1994               $123.63           $157.62      $151.18

  The above graph compares the performance of Cubic Corporation with that of the Media General Composite Index and a peer group comprised of companies in the Federal Trade Commission SIC Code 3812, Search, Detection, Navigation and Guidance Devices, which is a published industry group. The chart assumes that $100 was invested on October 1, 1989, in each of Cubic Corporation, the Media General Composite Index and the peer group index, and compares the return on investment as of September 30th of each of the following five years. The return on investment represents the change in the fiscal year-end stock price plus reinvested dividends.

EXECUTIVE COMPENSATION COMMITTEE REPORT

  The Executive Compensation Committee of the Board of Directors has the responsibility for executive compensation programs and the evaluation of the Corporation's Executive Officers. It is the Committee's responsibility to determine the compensation of the Corporation's Chief Executive Officer and the other Executive Officers taking into consideration individual and corporate performance, performance of competitors and other similar businesses and relevant compensation data.

  The Corporation's compensation policy is to evaluate the relative contributions of its Executive Officers and to compensate them fairly in relation to their individual contributions to the overall performance of the Corporation.

  Taking into consideration the pay practices of companies in similar businesses in a reasonable geographic area, the base salaries of Executive Officers are set to attract qualified people necessary for the continued successful operation and growth of the Corporation and its subsidiaries. With the assistance of the Human Resources Department, the base salary structure is reviewed in relation to the practices of companies in similar businesses and of similar size.

  Generally, an annual bonus is given at the end of the fiscal year based on individual, corporate, and business segment performances for the fiscal year and the Executive Officer's responsibilities and performance, both past and anticipated. The Corporation seeks to encourage individuals to remain with the Corporation and to continue to focus on technical and financial performance of the Corporation.

  Management annually reviews the salaries of the Executive Officers in light of the foregoing considerations and makes recommendations to the Committee as to salaries, increases or decreases, and bonus amounts. The determination of the Committee takes into consideration the Corporate performance, the recommendations of management, and the salaries and incentive compensation of similar businesses.

  The Committee has taken note of the Corporation's continuing financial success in spite of declining defense and government budgets and increasing competition in those markets in which the Corporation participates. Particular note has been made of the increase in the business base of the Corporation in the automatic fare collection area throughout the world.

  During the fiscal year, no Executive Officer of the Corporation served either as a Director or as a member of the compensation committee of any other entity whose executive officers served either as a Director or as a member of the Executive Compensation Committee of the Corporation. No member of the Committee is a former or current Officer or employee of the Corporation or any of its subsidiaries except Thomas P. Moran who is an employee of the Corporation.

                  Robert T. Monagan, ChairmanJackson D. Arnold
                                Thomas P. Moran

                                    AUDITORS

  Ernst & Young has audited the Corporation's books and records since 1959 and are continuing as its auditors in addition to providing tax services. No change is contemplated. There is no other relationship.

  Representatives of Ernst & Young are expected to be present at the shareholders' meeting with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

                DEADLINE FOR SUBMISSION OF SHAREHOLDER PROPOSALS

  Proposals of shareholders intended to be presented at the next Annual Meeting must be received by the Secretary, Cubic Corporation, 9333 Balboa Avenue, San Diego, California 92123, no later than September 18, 1995.

                                 OTHER MATTERS

  All shareholders of record at the close of business January 6, 1995, the record date for the determination of shareholders entitled to vote at the Annual Meeting, are concurrently being sent a copy of the Corporation's Annual Report, including financial statements for the fiscal year ended September 30, 1994.

  The expense of preparing, printing and mailing the Notice of Meeting and Proxy material and all other expenses of soliciting proxies will be borne by the Corporation. In addition to the solicitation of proxies by use of the mails, the Directors, Officers and regular employees of the Corporation, who will receive no compensation in addition to their regular salary, if any, may solicit proxies by mail, telegraph, telephone, or personal interview. The Corporation may also reimburse brokerage firms, banks, trustees, nominees and other persons for their expenses in forwarding proxy material to the beneficial owners of shares held by them of record.

  Management knows of no business which will be presented for consideration at the Annual Meeting other than that stated in the Notice of meeting. However, if any such matter shall properly come before the meeting, the persons named in the enclosed proxy form will vote the same in accordance with their best judgment.

                                      By Order of the Board of Directors


                                      /s/ William C. Stewart, Jr.
                                      -----------------------------------------
                                      William C. Stewart, Jr.
                                          Secretary

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
ANNUAL MEETING OF SHAREHOLDERS

                               CUBIC CORPORATION


  The undersigned, a shareholder of Cubic Corporation, a Delaware corporation hereby appoints Walter J. Zable, Walter C. Zable and Thomas P. Moran, or any of them, the attorneys and proxies of the undersigned, with power of substitution, to vote the common shares of Cubic Corporation standing in the name of the undersigned at the Annual Meeting of Shareholders of Cubic Corporation to be held in the Crystal Room, at the Handlery Hotel and Country Club, at 950 Hotel Circle North, San Diego, California 92108, on Tuesday, February 14, 1995, at 10:30 a.m. PST, and at any adjournment or adjournments thereof, as follows:

  THIS PROXY WILL BE VOTED IN ACCORDANCE WITH INSTRUCTIONS INDICATED, HOWEVER, IF NO INSTRUCTIONS ARE GIVEN, THE PROXIES WILL VOTE THE SHARES FOR ITEM (1), AND IN THEIR DISCRETION ON MATTERS DESCRIBED IN ITEM (2).

        PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING
                             THE ENCLOSED ENVELOPE.

                (Continued, and to be signed, on the other side)

     PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE LISTED PROPOSALS.

FOR  ALL [_]             WITHHOLD FOR ALL [_]

(To withhold authority to vote for any individual nominee, write that nominee's name on the space provided below)

- --------------------------------------------------------------------------------

1. Election of Directors--

   Nominees: Walter J. Zable, Walter C. Zable, Thomas P. Moran,
   Jackson D. Arnold, Richard G. Duncan, Robert T. Monagan and Raymond E. Peet

2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement dated January 13, 1995.

Dated: _________________________________________________________, 1995

Signature ______________________________________________________________________

Signature if held jointly ______________________________________________________

Please sign exactly as name or names appears on this card. When shares are held by joint tenants, all holders should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.